Exhibit 99.1

Press Release	Certegy Inc.
100 Second Avenue South
Suite 1100S
St. Petersburg, FL 33701

Date: July 21, 2005	Phone: 727-227-8000
Fax: 727-227-8091

Contact: Mary Waggoner
Certegy Inc.
SVP - Investor Relations
678-867-8004

FOR IMMEDIATE RELEASE

CERTEGY REPORTS SECOND QUARTER EARNINGS

DILUTED EPS FROM CONTINUING OPERATIONS

INCREASES 21.2% TO $0.40

St. Petersburg, FL, July 21, 2005 – Certegy Inc. (NYSE:CEY) today reported second quarter 2005 diluted earnings per share of $0.75, including an after-tax gain of $27.3 million on the sale of its merchant acquiring business and a $6.8 million after-tax write-down of its remaining merchant acquiring portfolio held for sale to estimated net realizable value, as summarized below:

	Net Income	Diluted EPS
Continuing Operations	$25,391	$0.40

Discontinued Operations:
Gain on sale	27,276	$0.43
Write-down	(6,823)	(0.11)
Income from operations	1,700	0.03

	22,153	0.35

Net Income	$47,544	$0.75

Diluted earnings per share from continuing operations was $0.40, a 21.2% increase compared to $0.33 in the second quarter of 2004. Revenue of $276.0 million increased 8.0%, and operating income of $43.4 million increased 15.8% over the prior year quarter.

SECOND QUARTER FINANCIAL HIGHLIGHTS

Summarized highlights of the 2005 second quarter results from continuing operations, as compared to the second quarter of 2004, are as follows:

•	Revenue increased 8.0% to $276.0 million.

•	Card Services increased 13.2%.

•	Check Services increased 1.1%.

•	Operating income of $43.4 million increased 15.8%.

•	Card Services increased 8.2%.

•	Check Services increased 39.7%.

•	Corporate expense increased 20.2%.

•	Net income from continuing operations increased 19.3% to $25.4 million.

•	Diluted earnings per share from continuing operations increased 21.2% to $0.40.

•	Capital expenditures totaled $16.1 million.

“Strong revenue and earnings momentum in Card Services, e-Payments and Cash Access, along with another quarter of significant margin expansion in Check Services, drove solid second quarter results,” stated Lee A. Kennedy, chairman and chief executive officer of Certegy. “While Check Services revenue growth was weaker than expected, we remain confident that strong new customer signings and new product initiatives will generate increased revenue growth in the second half of the year.”

SEGMENT RESULTS

Card Services generated revenue of $164.1 million in the second quarter of 2005, an increase of 13.2% above the 2004 quarter. Revenue growth of 10.0% in the Company’s North American card operation was driven by growth in institution merchant processing, e-payments (e-banking and electronic bill payment), card transactions, new customer signings and increased adoption of card loyalty programs. International card revenue increased 30.6%, primarily due to new customer signings, growth within existing customers, higher software maintenance and support, the prior year CariCard acquisition and favorable currency rates versus the 2004 quarter. Card Services operating income of $35.3 million increased 8.2%, compared to $32.6 million in the second quarter of 2004. Card Services operating margin of 21.5% in the second quarter of 2005 decreased by 100 basis points compared to an operating margin of 22.5% in the prior year quarter, primarily due to product mix and business development costs.

Check Services generated revenue of $111.9 million in the second quarter of 2005, an increase of 1.1% over the 2004 quarter. New customer additions, strong growth in cash access services and favorable currency rates were partially offset by lower check guarantee volumes. Check Services operating income of $16.2 million increased 39.7% compared to $11.6 million in the second quarter of 2004. Check Services operating margin of 14.5% in the second quarter of 2005 increased by 400 basis points compared to an operating margin of 10.5% in the prior year quarter. Certegy’s proprietary risk modeling technology, improved collections and increased margins in cash access services drove the significantly improved profitability in the check segment.

Corporate expense of $8.1 million increased by $1.4 million over the prior year quarter. The increase is largely attributable to higher audit related fees and business development costs. Interest expense of $3.3 million was comparable to the prior year quarter. Other income of $576,000 increased by $491,000, driven by higher cash balances and interest rates.

SALE OF MERCHANT ACQUIRING BUSINESS

In June 2005, Certegy completed the sale of a majority of its merchant acquiring business. The Company realized an after-tax gain of $27.3 million ($0.43 per diluted share) on the sale. Also during the quarter, the Company recorded a $6.8 million after-tax write-down ($0.11 per diluted share) of its remaining merchant acquiring portfolio to estimated net realizable value. The Company expects to complete the sale of the remaining portfolio in the third quarter of 2005.

OUTLOOK

Management provided its earnings outlook for the full year 2005 as follows. This guidance is based on the Company’s continuing operations only, and excludes results from the discontinued merchant acquiring business:

•	Revenue growth of approximately 10%, driven by low double-digit revenue growth in Card Services and mid single-digit growth in Check Services.

•	Operating income growth of 15% to 17% over $168.5 million in 2004.

•	The effective tax rate is expected to approximate 37.6%.

•	Diluted earnings per share from continuing operations of $1.83 to $1.86, representing growth of 19.6% to 21.6% over $1.53 in 2004.

The Company expects to achieve revenue growth of approximately 9% in the third quarter of 2005, driven by low double-digit growth in Card Services and mid single-digit growth in Check Services. Diluted earnings per share from continuing operations in the third quarter of 2005 is expected to be $0.46 to $0.47.

TELECONFERENCE

Management will host a teleconference to discuss second quarter earnings on Thursday, July 21, 2005, at 10:00 a.m. Eastern Time. The live audio Webcast will be available at www.certegy.com. Please be advised that Microsoft’s Windows Media PlayerTM must be downloaded prior to accessing the presentation. It can be downloaded from www.microsoft.com/windows/mediaplayer. A replay of the Webcast will be available in the Investor Center section of the website after the call ends continuing through May 5, 2005.

About Certegy

Certegy Inc. (NYSE:CEY) provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to over 6,000 financial institutions, 100,000 retailers and 100 million consumers worldwide. Headquartered in St. Petersburg, Florida, Certegy maintains a strong global presence with operations in the United States,

United Kingdom, Ireland, France, Chile, Brazil, Australia, New Zealand, Thailand and the Caribbean. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.0 billion in revenue in 2004. For more information on Certegy, please visit www.certegy.com.

Forward-Looking Statements

The statements in this release include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. Without limitation, Certegy’s revenue, operating income and earnings per share projections for fiscal 2005 under the heading “Outlook” above are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control that may cause actual results to differ significantly from what is expressed in those statements. Factors that could, either individually or in the aggregate, affect our performance include: our reliance on a small number of business segments and strategic relationships; our ability to comply with bankcard association rules and government regulations; the sensitivity of our business to the economy; declines in check writing; and other factors described in detail in the section entitled “Certain Factors Affecting Forward-Looking Statements” in our 2004 Annual Report on Form 10-K filed on March 11, 2005, with the SEC.

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CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2005 AND 2004

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2005	2004
Revenues	$276,023	$255,664

Operating expenses(1):
Costs of services	196,466	184,537
Selling, general and administrative	36,180	33,684

	232,646	218,221

Operating income	43,377	37,443
Other income, net	576	85
Interest expense	(3,250)	(3,153)

Income from continuing operations before income taxes	40,703	34,375
Provision for income taxes	(15,312)	(13,092)

Income from continuing operations	25,391	21,283
Income from discontinued operations, net of taxes of $14.8 million and $0.9 million, respectively(2)	22,153	1,536

Net income	$47,544	$22,819

Basic earnings per share:
Income from continuing operations	$0.41	$0.34
Income from discontinued operations	0.36	0.02

Net income	$0.77	$0.36

Average shares outstanding	61,899	63,083

Diluted earnings per share:
Income from continuing operations	$0.40	$0.33
Income from discontinued operations	0.35	0.02

Net income	$0.75	$0.36

Average shares outstanding	63,029	64,272

Revenues and operating income of the Company’s reportable segments for the three months ended June 30, 2005 and 2004 are as follows:

	Three Months Ended June 30,
	2005	2004
Revenues:
Card Services	$164,100	$144,928
Check Services	111,923	110,736

	$276,023	$255,664

Operating income(1):
Card Services	$35,253	$32,568
Check Services	16,246	11,633

	51,499	44,201
General corporate expense	(8,122)	(6,758)

	$43,377	$37,443

(1)	The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” on January 1, 2005, restating all prior periods. SFAS No. 123(R) requires the Company to expense stock options issued to employees. See Item 11 for further information.
(2)	During the third quarter of 2004, Certegy’s Board of Directors approved a plan to dispose of the Company’s retail merchant acquiring business. On June 1, 2005, the Company sold a majority of its retail merchant acquiring business. The remainder of the business is expected to be sold during the third quarter of 2005. See Item 12 for further information.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2005	2004
Revenues	$538,481	$495,004

Operating expenses(1):
Costs of services	386,758	361,777
Selling, general and administrative	71,294	65,814

	458,052	427,591

Operating income	80,429	67,413
Other income, net	741	305
Interest expense	(6,555)	(6,129)

Income from continuing operations before income taxes	74,615	61,589
Provision for income taxes	(28,069)	(23,455)

Income from continuing operations	46,546	38,134
Income from discontinued operations, net of taxes of $16.1 million and $1.6 million, respectively(2)	24,194	2,808

Net income	$70,740	$40,942

Basic earnings per share:
Income from continuing operations	$0.75	$0.60
Income from discontinued operations	0.39	0.04

Net income	$1.14	$0.65

Average shares outstanding	61,847	63,380

Diluted earnings per share:
Income from continuing operations	$0.74	$0.59
Income from discontinued operations	0.38	0.04

Net income	$1.12	$0.63

Average shares outstanding	62,937	64,478

Revenues and operating income of the Company’s reportable segments for the six months ended June 30, 2005 and 2004 are as follows:

	Six Months Ended June 30,
	2005	2004
Revenues:
Card Services	$318,056	$283,582
Check Services	220,425	211,422

	$538,481	$495,004

Operating income(1):
Card Services	$66,299	$61,581
Check Services	30,448	19,683

	96,747	81,264
General corporate expense	(16,318)	(13,851)

	$80,429	$67,413

(1)	The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share- Based Payment,” on January 1, 2005, restating all prior periods. SFAS No. 123(R) requires the Company to expense stock options issued to employees. See Item 11 for further information.
(2)	During the third quarter of 2004, Certegy’s Board of Directors approved a plan to dispose of the Company’s retail merchant acquiring business. On June 1, 2005, the Company sold a majority of its retail merchant acquiring business. The remainder of the business is expected to be sold during the third quarter of 2005. See Item 12 for further information.

CERTEGY INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

1.	Revenues by product and service offering are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Card Issuer Services	$117,862	$123,410	$126,762	$134,562	$502,596	$128,727	$135,559
Check Services	100,686	110,736	113,118	124,584	449,124	108,502	111,923
Merchant Processing	19,294	20,225	21,232	21,023	81,774	22,756	26,008
Software and Support	1,498	1,293	1,548	1,673	6,012	2,473	2,533

	$239,340	$255,664	$262,660	$281,842	$1,039,506	$262,458	$276,023

2.	Revenues by geographic area (based on location of customer) are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Domestic	$197,478	$215,295	$217,183	$231,947	$861,903	$215,372	$227,631
International	41,862	40,369	45,477	49,895	177,603	47,086	48,392

	$239,340	$255,664	$262,660	$281,842	$1,039,506	$262,458	$276,023

3.	Revenues are comprised of the following (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Product and Service Fees	$204,509	$217,713	$225,440	$245,947	$893,609	$221,290	$230,042
Interchange Fees	16,054	16,917	17,978	18,054	69,003	19,678	22,787
Reimbursable Expenses	18,777	21,034	19,242	17,841	76,894	21,490	23,194

	$239,340	$255,664	$262,660	$281,842	$1,039,506	$262,458	$276,023

4.	Currency translation increased (decreased) revenues and operating income for the three months and six months ended June 30, 2005 as compared with the prior year as follows (in thousands):

	Revenues
	1st Qtr	2nd Qtr	YTD
Card Services	$925	$2,215	$3,140
Check Services	557	504	1,061

	$1,482	$2,719	$4,201

	Operating Income
	1st Qtr	2nd Qtr	YTD
Card Services	$(217)	$(395)	$(612)
Check Services	64	116	180

	$(153)	$(279)	$(432)

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

5.	Check volumes in dollars are as follows (in millions):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Domestic	$8,206	$8,623	$8,719	$10,961	$36,509	$10,702	$11,927
International	925	904	917	1,065	3,811	840	870

	$9,131	$9,527	$9,636	$12,026	$40,320	$11,542	$12,797

Guarantee	$7,048	$7,248	$7,207	$8,548	$30,051	$6,960	$7,159
Verification	2,083	2,279	2,429	3,478	10,269	4,582	5,638

	$9,131	$9,527	$9,636	$12,026	$40,320	$11,542	$12,797

6.	Number of cards and accounts processed (end of period) are as follows (in thousands):

	2004				2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Cards:
Domestic	23,466	23,843	23,846	23,846	24,239	24,692
International	23,359	24,244	23,763	25,026	26,076	26,422

	46,825	48,087	47,609	48,872	50,315	51,114

Accounts:
Domestic	18,069	18,254	17,033	17,032	17,314	17,637
International	20,282	21,044	20,620	21,972	22,739	22,992

	38,351	39,298	37,653	39,004	40,053	40,629

7.	Merchant volumes in dollars and number of transactions are as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Dollars (in millions)	$864	$931	$989	$937	$3,721	$1,013	$1,151

Number of Transactions (in thousands)	9,291	10,385	10,777	10,278	40,731	10,500	12,072

8.	Depreciation and amortization by segment is as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Card Services	$7,985	$8,067	$8,722	$9,280	$34,054	$9,025	$9,360
Check Services	2,784	2,953	3,175	3,202	12,114	3,178	3,213
Corporate	315	322	320	324	1,281	326	311

	$11,084	$11,342	$12,217	$12,806	$47,449	$12,529	$12,884

9.	Capital expenditures and acquisitions are as follows (in thousands):

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Capital expenditures	$7,026	$10,083	$11,373	$12,426	$40,908	$12,037	$16,082

Acquisitions, net of cash acquired	$33,391	$(433)	$8,063	$(300)	$40,721	$—	$—

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

10.	Long-term debt at June 30, 2005 and December 31, 2004 consists of (in thousands):

	June 30, 2005	December 31, 2004
Unsecured notes, 4.75%, due 2008, net of unamortized discount	$199,605	$199,543
Borrowings under revolving credit facility	—	48,600
Notes payable, variable rate, due 2009	22,364	22,364
Capital lease obligations	4,057	3,461

	$226,026	$273,968

11.	Adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”:

The Company adopted SFAS No. 123 (revised 2004) on January 1, 2005 using the modified retrospective method, restating all prior periods. SFAS No. 123(R) requires the Company to expense stock options issued to employees. Previously, the Company did not record compensation expense for employee stock options. Prior year periods are restated using the pro forma amounts previously disclosed in the Company’s consolidated financial statements under SFAS No. 123.

Stock option expense for 2005 and 2004 is as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Stock option expense	$3,557	$2,769	$2,414	$2,418	$11,158	$1,520	$1,524
Income tax benefit	(1,022)	(651)	(580)	(707)	(2,960)	(415)	(430)

	$2,535	$2,118	$1,834	$1,711	$8,198	$1,105	$1,094

Diluted EPS	$0.04	$0.03	$0.03	$0.03	$0.13	$0.02	$0.02

During 2005, the quarterly impact of SFAS No. 123(R) is expected to be approximately $0.02 per diluted share, amounting to approximately $0.08 per diluted share for the full year 2005.

Stock option expense for 2005 and 2004, by segment, is as follows:

	2004					2005
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Card Services	$1,351	$1,052	$917	$919	$4,239	$578	$554
Check Services	717	558	487	487	2,249	306	$331
Corporate	1,489	1,159	1,010	1,012	4,670	636	639

	$3,557	$2,769	$2,414	$2,418	$11,158	$1,520	$1,524

12.	Sale of Retail Merchant Acquiring Business:

On June 1, 2005, the Company sold a majority of its retail merchant acquiring business. The remainder of the business will be sold during the third quarter of 2005. Income from discontinued operations in the second quarter of 2005 is comprised of:

	Before-Tax	Income Tax	After-Tax
Income from operations	$2,721	$(1,021)	$1,700
Gain on sale	45,433	(18,157)	27,276
Write-down of remaining portfolio held for sale to estimated net realizable value	(11,167)	4,344	(6,823)

	$36,987	$(14,834)	$22,153